Exhibit 10.9

BIO-RAD LABORATORIES, INC.
2011 EMPLOYEE STOCK PURCHASE PLAN
1.Purpose. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries and Designated Affiliates with an opportunity to purchase Shares of the Company. This Plan includes two components: a Code Section 423 Component (the “423 Component”) and a non-Code Section 423 Component (the “Non-423 Component”). It is the intention of the Company to have the 423 Component qualify as an “employee stock purchase plan” under Section 423 of the Code. The provisions of the 423 Component, accordingly, shall be construed so as to extend and limit participation in a uniform and nondiscriminatory basis consistent with the requirements of Section 423 of the Code. In addition, this Plan authorizes the grant of purchase rights under the Non-423 Component that does not qualify as an “employee stock purchase plan” under Section 423 of the Code; such purchase rights shall be granted pursuant to rules, procedures or subplans adopted by the Administrator designed to achieve tax, securities laws or other objectives for Eligible Employees and the Company. Except as otherwise provided herein, the Non-423 Component will operate and be administered in the same manner as the 423 Component.
2.Definitions.
(a)“Administrator” means the Board, the Committee or one or more persons selected by the Board or Committee to administer and interpret the Plan in its sole discretion, including the authority to make factual determinations. Any such interpretation or determination shall be conclusive and binding on all Participants.
(b)“Affiliate” means (a) any entity that, directly or indirectly, is controlled by, controls or is under common control with, the Company and (b) any entity in which the Company has a significant equity interest, in either case as determined by the Administrator, whether now or hereafter existing.
(c)“Board” means the Board of Directors of the Company.
(d)“Change in Control” means a change in ownership or control of the Company effected through any of the following transactions or series of transactions:
(i)any person or related group of persons (other than the Company or a person that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company's outstanding securities pursuant to a tender or exchange offer for securities of the Company;
(ii)a merger or consolidation of the Company with any other corporation (or other entity), other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or another entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or
(iii)the sale or disposition by the Company of all or substantially all of the Company's assets.
(e)“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto, and the regulations promulgated thereunder.
(f)“Committee” means the compensation committee of the Board, or such other committee of the Board as may be designated by the Board to administer the Plan.
(g)“Company” means Bio-Rad Laboratories, Inc., a Delaware corporation.

(h)“Compensation” means all base gross earnings excluding commissions, income from stock options or equity benefits, amounts received for the exchange of options or equity benefits, bonuses, overtime pay, shift premiums, long-term disability or workers compensation payments and similar amounts, but includes elective qualified contributions by the Participant to employee benefit plans, unless otherwise determined by the Administrator. For Participants outside the United States, Compensation shall include 13th/14th month payments or similar payments as required under applicable law. The Administrator shall have the discretion to determine the application of this definition to Employees outside the United States.
(i)“Contributions” means the payroll deductions (to the extent permitted under applicable local law) and other additional payments that the Company may allow to be made by a Participant to fund the purchase of Shares pursuant to the Plan if payroll deductions are not permitted or advisable under applicable law.
(j)“Cutoff Date” means the date other than the Offering Date established by the Administrator as the deadline for enrolling or re-enrolling in the Plan pursuant to Section 5, or withdrawing from the Plan pursuant to Section 10.
(k)“Designated Affiliate” means any Affiliate selected by the Administrator as eligible to participate in the Non-423 Component. For the avoidance of doubt, the Administrator may not delegate this task to any other entity or individual.
(l)“Designated Subsidiary” means any Subsidiary selected by the Administrator as eligible to participate in the 423 Component. For the avoidance of doubt, the Administrator may not delegate this task to any other entity or individual.
(m)“Director” means a member of the Board.
(n)“Effective Date” shall mean the date the Plan becomes effective in accordance with Section 24.
(o)“Eligible Employee” means any individual who is an Employee on the first Offering Date following six months of employment by the Company or any Designated Affiliate or Designated Subsidiary, or such other period of employment as may be designated by the Administrator from time to time. The Administrator, in its discretion, from time to time may, prior to an Offering Date for a particular Offering and for all purchase rights to be granted on such Offering Date under such Offering, determine that the definition of Eligible Employee will or will not include an individual if he or she customarily works not more than twenty (20) hours per week or not more than five (5) months in any calendar year (or, in each case, such lesser period of time as may be determined by the Administrator in its discretion), provided that any such exclusion is applied with respect to each Offering in a uniform manner to all similarly-situated employees who otherwise would be Eligible Employees for that Offering. For purposes of the 423 Component, the employment relationship shall be treated as continuing intact while the individual is on military or sick leave or other bona fide leave of absence approved by the Company or the Designated Subsidiary so long as the leave does not exceed three (3) months or if longer than three (3) months, the individual's right to reemployment is provided by statute or has been agreed to by contract or in a written policy of the Company which provides for a right of reemployment following the leave of absence. The employment relationship shall be treated as continuing intact where an Eligible Employee transfers employment between the Company, Designated Subsidiaries and/or Designated Affiliates; provided, however, that an individual who is not employed by the Company or a Designated Subsidiary on the Offering Date and through a date that is no more than three (3) months prior to the Purchase Date will participate only in the Non-423 Component unless the individual continues to have a right to reemployment with the Company or a Designated Subsidiary provided by statute or contract or in a written policy of the Company which provides for a right of reemployment following the leave of absence. The Administrator shall establish rules to govern other transfers into the 423 Component, and between any separate Offerings established thereunder, consistent with the applicable requirements of Section 423 of the Code.
(p)“Employee” means any individual who is an employee of the Company or a Designated Affiliate or Designated Subsidiary within the meaning of Section 3401(c) of the Code and the regulations promulgated thereunder or as otherwise determined under applicable law.

(q)“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, from time to time, or any successor law thereto, and the regulations promulgated thereunder.
(r)“Fair Market Value” means, as of any given date, (a) if Shares are traded on the NYSE or any other established stock exchange or national market system, the closing price of a Share as reported in the Wall Street Journal (or such other source as the Administrator may deem reliable for such purposes) for such date, or if no sale occurred on such date, the first trading date immediately prior to such date during which a sale occurred; or (b) if Shares are not traded on an exchange but is quoted on a quotation system, the mean between the closing representative bid and asked prices for a Share on such date, or if no sale occurred on such date, the first date immediately prior to such date on which sales prices or bid and asked prices, as applicable, are reported by such quotation system; or (c) if Shares are not publicly traded, the fair market value established by the Board acting in good faith.
(s)“NYSE” means the New York Stock Exchange.
(t)“Offering” means an offer under the Plan of a purchase right that may be exercised during an Offering Period as further described in Section 2(v). Unless the Administrator determines otherwise, for purposes of the 423 Component, each Designated Subsidiary or Designated Affiliate will be deemed to participate in its own separate Offering under the Plan (the terms of which need not be identical to other separate Offerings for other Designated Subsidiaries or Designated Affiliates), even if the dates of the applicable Offering Periods of each separate Offering and/or the terms of separate Offerings are otherwise identical.
(u)“Offering Date” means the first Trading Day of each Offering Period.
(v)“Offering Period” means a period set by the Administrator containing a Purchase Period or multiple Purchase Periods, provided, however, that in no event will an Offering Period exceed 27 months. Unless otherwise determined by the Administrator, an Offering Period shall consist of a single Purchase Period.
(w)“Parent” means a “parent corporation” of the Company whether now or hereinafter existing as defined in Section 424(e) of the Code and any applicable regulations promulgated thereunder.
(x)“Participant” means any Eligible Employee who participates in the Plan as described in Section 5.
(y)“Participation Election” means any written agreement, enrollment form, contract or other instrument or document (in each case in paper or electronic form) evidencing that an Eligible Employee has elected to become a Participant in the Plan, which may, but need not, require execution by a Participant.
(z)“Plan” means this Bio-Rad Laboratories, Inc. 2011 Employee Stock Purchase Plan, including both the 423 and Non-423 Components.
(aa)“Purchase Date” means the last Trading Day of each Offering Period.
(bb)    “Purchase Period” means a period commencing on the first Trading Day of each fiscal quarter of the Company and ending on the last Trading Day of such fiscal quarter, unless otherwise designated by the Administrator. The duration and timing of Purchase Periods may be changed pursuant to Section 4.
(cc)    “Purchase Price” means a per-Share amount to be paid by a Participant to purchase a Share on the Purchase Date. Such Purchase Price shall be established by the Administrator for each Offering prior to an Offering Period and shall be no less than the lower of (i) eighty-five percent (85%) of the Fair Market Value of a Share on the Offering Date for the relevant Offering Period or (ii) eighty-five percent (85%) of the Fair Market Value of a Share on the Purchase Date for the relevant Offering Period. Such Purchase Price may be established by the Administrator by any manner or method the Administrator determines, pursuant to Section 16, and subject to (i) with respect to the 423 Component, compliance with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule) or (ii) with respect to the Non-423 Component, pursuant to such manner or method as determined by the Administrator to comply with applicable local law.

(dd)    “Share” means a share of Class A common stock of the Company, $0.0001 par value, or such other security of the Company (i) into which such share shall be changed by reason of a recapitalization, merger, consolidation, split-up, combination, exchange of shares or other similar transaction or (ii) as may be determined by the Administrator pursuant to Section 16.
(ee)“    Subsidiary” means any “subsidiary corporation” of the Company whether now or hereinafter existing, as defined in Section 424(f) of the Code and any applicable regulations promulgated thereunder.
(ff)    “Trading Day” means a day on which the NYSE or, if the Shares are no longer listed on the NYSE, but are listed on any other national stock exchange or national market system, a day on which such other national stock exchange or national market system on which the Shares are listed is open for trading.
3.Eligibility. Any Eligible Employee on a given Offering Date shall be eligible to participate in the Plan, provided, however, that employees who are citizens or residents of a non-U.S. jurisdiction may be excluded from participation in the Plan or an Offering if the participation of such Employees is prohibited under the laws of the applicable jurisdiction or if complying with the laws of the applicable jurisdiction would cause the Plan or an Offering to violate Section 423 of the Code. Further, notwithstanding any provisions of the Plan to the contrary, no Eligible Employee shall be granted a purchase right under the 423 Component of the Plan (i) to the extent that, immediately after the grant, such Eligible Employee (or any other person whose stock would be attributed to such Eligible Employee pursuant to Section 424(d) of the Code) would own capital stock of the Company and/or hold outstanding purchase rights to purchase capital stock possessing five percent (5%) or more of the total combined voting power or value of all classes of the capital stock of the Company or of any Subsidiary, or (ii) to the extent that his or her rights to purchase capital stock under all employee stock purchase plans of the Company and its Subsidiaries accrues at a rate that exceeds Twenty-Five Thousand Dollars (US$25,000) worth of such stock (determined at the fair market value of the shares of such stock at the time such purchase right is granted) for each calendar year in which such purchase right is both outstanding and exercisable.
4.Offering Periods. The Plan shall be implemented by consecutive Offering Periods (each consisting of a single Purchase Period) with a new Purchase Period commencing on the first Trading Day on or after each fiscal quarter of each year, or on such other date as the Administrator shall determine, and continuing thereafter to the last Trading Day of the respective fiscal quarter or until terminated in accordance with Section 20. Within the limitations set forth in Section 2(v), the Administrator shall have the power to change the duration of Offering Periods (including the commencement dates thereof) with respect to future offerings without stockholder approval if such change is announced prior to the scheduled beginning of the first Offering Period to be affected thereafter.
5.Participation. Any Eligible Employee may enroll or re-enroll (and thus become a Participant) in the Plan by completing and submitting to the Company a Participation Election (either through the Company's online Plan enrollment process or in paper form) and/or any other forms and following any procedures for enrollment in the Plan as may be established by the Administrator from time to time by the Offering Date, the Cutoff Date, or such other date as the Administrator may establish from time to time before an Offering Date. Any Participation Election received by the Company before an Offering Date, the Cutoff Date, or such other date as the Administrator may establish from time to time before an Offering Date, will be effective on that Offering Date.
6.Contributions.
(a)Election of Contribution Amount. Each Participant may elect to make Contributions at a bi-weekly rate equal to any whole percentage up to a maximum of 10%, or such other maximum percentage as the Administrator may establish from time to time before an Offering Date for all purchase rights to be granted on such Offering Date, of his or her Compensation. The rate of Contribution shall be designated by the Participant in the Participant Election. A Participant may elect to increase or decrease the rate of Contribution effective as of the next Offering Period by delivery to the Company no later than the relevant Offering Date ,the related Cutoff Date, or such other date as the Administrator may establish from time to time before the next Offering Date, of a new Participation Election indicating the revised rate of Contribution. However, except to the extent necessary to comply with Section 423(b)(8) of the Code as described in Section 3, a Participant's Contributions may not be increased or decreased during an Offering Period unless otherwise determined by the Administrator in its discretion. A Participant's enrollment in the Plan shall remain in effect for successive Offering Periods unless terminated as provided in Section 10.

(b)Credit to Participant's Account. Contributions shall be credited to a Participant's account as soon as administratively feasible after payroll withholding or other additional payments are made. The Company shall be entitled to use of the Contributions immediately after they are made, except where applicable law requires that Contributions to the Plan from Participants be segregated from general corporate funds and/or deposited with an independent third party. No interest shall be paid or credited to the Participant with respect to his or her Contributions, unless required by applicable law.
(c)Discontinuing Contributions. A Participant may discontinue Contributions and thus discontinue his or her participation in the Plan as provided in Section 10 by completing any forms and following any procedures for withdrawal from the Plan as may be established by the Administrator from time to time.
(d)Payment of Taxes by Participant. At the time that Shares are purchased under the Plan, or upon disposition of some or all of the Shares acquired under the Plan (or at any other time that a taxable event related to the Plan occurs), the Participant must make adequate provision for the Company's, the Designated Affiliate's or the Designated Subsidiary's federal, state, foreign or any other tax liability payable to any authority, national insurance, social security, payment-on-account or other tax obligations, if any, which arise as a result of participation in the Plan, including, for the avoidance of doubt, any liability of the Participant to pay an employer tax or social insurance contribution obligation, which liability has been shifted to the Participant as a matter of law or contract. At any time, the Company or the Designated Affiliate or Designated Subsidiary, as applicable, may, but shall not be obligated to, withhold from the Participant's Compensation the amount necessary for the Company, the Designated Affiliate or the Designated Subsidiary, as applicable, to meet applicable withholding obligations, including any withholding required to make available to the Company, the Designated Affiliate or the Designated Subsidiary, as applicable, any tax deductions or benefits attributable to sale or early disposition of Shares by the Eligible Employee. In addition, the Company, the Designated Affiliate or the Designated Subsidiary, as applicable, may withhold from the proceeds of the sale of Shares, may withhold a sufficient whole number of Shares otherwise issuable following purchase having an aggregate fair market value sufficient to pay applicable withholding obligations or may withhold by any other means set forth in the applicable Participation Election. Where necessary to avoid negative accounting treatment, the Company or its Subsidiary or Affiliate shall withhold taxes at the applicable statutory minimum withholding rates.
7.Grant of Purchase Right. On the Offering Date of each Offering Period, each Eligible Employee participating in such Offering Period shall be granted a purchase right to purchase on each Purchase Date during such Offering Period (at the applicable Purchase Price) up to a number of Shares determined by dividing such Eligible Employee's Contributions accumulated prior to such Purchase Date by the applicable Purchase Price; provided, however, that for any Offering Period, the Administrator may set a minimum, a maximum, or both a minimum and a maximum number of Shares that may be subscribed for during such Offering Period, provided further that the maximum number of Shares may not in any event exceed 1,000 Shares per Offering Period or per calendar year, subject to adjustment pursuant to Section 15, and provided further that such purchase shall be subject to the limitations set forth in Sections 3 and 14. The Administrator may, for future Offering Periods, increase or decrease, in its absolute discretion, the maximum number of Shares that an Eligible Employee may purchase during each Offering Period. The purchase of Shares pursuant to the purchase right shall occur as provided in Section 8, unless the Participant has withdrawn pursuant to Section 10. The purchase right shall expire on the last day of the Offering Period. Any Participant whose purchase right expires and who has not withdrawn pursuant to Section 10 will automatically be re-enrolled in the Plan and granted a new purchase right on the Offering Date immediately following the date on which the prior purchase right expires.
8.Purchase of Shares.
(a)Unless a Participant withdraws from the Plan as provided in Section 10, on the Purchase Date, the maximum number of Shares, including fractional Shares, as may be purchased with the accumulated Contributions in the Participant's account shall be purchased for such Participant at the applicable Purchase Price, subject to the limitations in Section 7 and Section 8(b). In the Administrator's discretion, fractional Shares shall not be purchased and in such event, any Contributions accumulated in a Participant's account which are not sufficient to purchase a full Share shall, at the discretion of the Administrator, be returned to the Participant or be retained in the Participant's account for the subsequent Offering Period, subject to earlier withdrawal by the Participant as provided in Section 10. During a Participant's lifetime, Shares may be purchased pursuant to the Participant's purchase right only by the Participant.

(b)No Participant in the 423 Component of the Plan is permitted to purchase shares under all employee stock purchase plans of the Company and its Subsidiaries at a rate that exceeds $25,000 in fair market value of stock (determined at time the purchase right is granted) for each calendar year in which any stock purchase right is both outstanding and exercisable.
(c)If the Administrator determines that, on a given Purchase Date, the number of Shares with respect to which purchase rights are to be exercised may exceed (i) the number of Shares that were available for sale under the Plan on the Offering Date of the applicable Offering Period, or (ii) the number of Shares available for sale under the Plan on such Purchase Date, the Administrator may provide, in its sole discretion, that the Company shall make a pro-rata allocation of the Shares available for purchase on such Purchase Date in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all Participants exercising purchase rights on such Purchase Date. The Company may make a pro-rata allocation of the Shares available on the Offering Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional Shares for issuance under the Plan by the Company's stockholders subsequent to such Offering Date.
9.Delivery. By enrolling in the Plan, each Participant shall be deemed to have authorized the establishment of a brokerage account on his or her behalf at a securities brokerage firm selected by the Administrator. Alternatively, the Administrator may provide for Plan share accounts for each Participant to be established by the Company or by an outside entity selected by the Administrator which is not a brokerage firm. As soon as reasonably practicable after each Purchase Date on which a purchase of Shares occurs, the Company shall arrange for the delivery to each Participant of the Shares purchased upon exercise of his or her purchase right to the Participant's brokerage or Plan share account in a form determined by the Administrator. The Administrator may require that shares be retained with the securities brokerage firm or transfer agent selected by the Administrator for a designated period of time and/or may establish other procedures to permit tracking of disqualifying dispositions of such shares, or for such other reason as the Administrator may determine is advisable. Notwithstanding any other provision of the Plan, unless otherwise determined by the Administrator or required by any applicable law, rule or regulation, the Company shall not deliver to any Participant certificates evidencing Shares issued in connection with any purchase under the Plan, and instead such Shares shall be recorded in the books of the brokerage firm selected by the Administrator or, as applicable, the Company, its transfer agent, stock plan administrator or such other outside entity which is not a brokerage firm.
10.Withdrawal.
(a)A Participant may decide not to purchase Shares on future Purchase Dates and opt to withdraw all, but not less than all, the Contributions credited to his or her account and not yet used to purchase Shares under the Plan by giving notice in a form or manner prescribed by the Administrator from time to time by the next Offering Date, Cutoff Date, or such other date as the Administrator may establish from time to time, and subject to any further limitations or requirements approved by the Administrator; except that no withdrawals shall be permitted for the then-current Purchase Period or as otherwise may be specified by the Administrator in its discretion. All of the Participant's Contributions credited to his or her account shall, at the discretion of the Administrator, be retained in Participant's account and used to purchase Shares at the next Purchase Date. If a Participant withdraws from the Plan, Contributions shall not resume at the beginning of the succeeding Purchase Period unless he or she completes the process to re-enroll in the Plan as prescribed by the Administrator from time to time.
(b)A Participant's withdrawal from a Purchase Period shall not have any effect upon his or her eligibility to participate in any similar plan that may hereafter be adopted by the Company or in succeeding Purchase Periods which commence after the termination of the Purchase Period from which he or she has withdrawn.
11.No Right to Employment. Participation in the Plan by a Participant shall not be construed as giving a Participant the right to be retained as an employee of the Company, a Subsidiary, or an Affiliate, as applicable. Furthermore, the Company, a Subsidiary, or an Affiliate may dismiss a Participant from employment at any time, free from any liability or any claim under the Plan.
12.Termination of Employment. Unless otherwise determined by the Administrator, upon a Participant's ceasing to be an Eligible Employee, for any reason, he or she shall be deemed to have elected to withdraw from the Plan and the Contributions credited to such Participant's account during the Offering Period but not yet used to purchase

Shares under the Plan shall be returned to such Participant or, in the case of his or her death, to the person or persons entitled thereto under Section 17, and such Participant's purchase right shall be terminated automatically.
13.Interest. No interest will accrue on the Contributions of a Participant in the Plan, except as may be required by applicable law, as determined by the Administrator, and if so required by the laws of a particular jurisdiction, shall apply to all Participants in the relevant Offering except to the extent otherwise permitted by U.S. Treasury Regulation Section 1.423-2(f).
14.Shares Available for Purchase under the Plan.
(a)Basic Limitation. Subject to adjustment pursuant to Section 15, the aggregate number of Shares authorized for sale under the Plan is 600,000 Shares. For avoidance of doubt, the limitation set forth in this section may be used to satisfy purchases of Shares under either the 423 Component or the Non-423 Component.
(b)Rights as an Unsecured Creditor. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly-authorized transfer agent of or broker selected by the Company), a Participant shall only have the rights of an unsecured creditor with respect to such Shares, and no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to such Shares.
(c)Sources of Shares Deliverable at Purchase. Any Shares issued after purchase may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

15.	Adjustments for Changes in Capitalization and Similar Events.
(a)Changes in Capitalization. Subject to any required action by the stockholders of the Company, the maximum number of Shares that shall be made available for sale under the Plan, the maximum number of Shares that each Participant may purchase during the Offering Period (pursuant to Section 7) or over a calendar year under the $25,000 limitation (pursuant to Section 8(b)) and the per Share price used to determine the Purchase Price shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from any nonreciprocal transaction between the Company and its stockholders, (such as a stock dividend, stock split, spin-off, rights offering or recapitalization through a large, nonrecurring cash dividend), that affects the Shares (or other securities of the Company) or the price of Shares (or other securities) and causes a change in the per share value of the Shares underlying outstanding purchase rights. Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to a purchase right.
(b)Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company as contemplated by Section 2(e)(iv), the Offering Period then in progress shall be shortened by setting a new Purchase Date (the “New Purchase Date”), and shall terminate immediately prior to the consummation of such proposed dissolution or liquidation, unless provided otherwise by the Administrator. The New Purchase Date shall be before the date of the Company's proposed dissolution or liquidation. The Administrator shall notify each Participant in writing, at least ten (10) U.S. business days prior to the New Purchase Date, that the Purchase Date for the Participant's purchase right has been changed to the New Purchase Date and that Shares shall be purchased automatically for the Participant on the New Purchase Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 10.
(c)Change in Control. In the event of a Change in Control, each outstanding purchase right shall be assumed or an equivalent purchase right substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the purchase right, the Offering Period then in progress shall be shortened by setting a New Purchase Date and shall end on the New Purchase Date. The New Purchase Date shall be before the date of the Company's proposed merger or Change in Control. The Administrator shall notify each Participant in writing, at least ten (10) U.S. business days prior to the New Purchase Date, that the Purchase Date for the Participant's purchase right has been changed to the New Purchase Date and that Shares shall be purchased automatically for the Participant on the New Purchase Date, unless prior to such date the Participant has withdrawn from the Offering Period as provided in Section 10.
16.Administration.
(a)Authority of the Administrator. Subject to the terms of the Plan and applicable law, and in addition to other express powers and authorizations conferred on the Administrator by the Plan, the Administrator shall have sole and plenary authority to administer the Plan, including, without limitation, the authority to (i) construe, interpret, reconcile any inconsistency in, correct any default in and supply any omission in, and apply the terms of the Plan and any Participation Election or other instrument or agreement relating to the Plan, (ii) determine eligibility and adjudicate all disputed claims filed under the Plan, including whether Eligible Employees shall participate in the 423 Component or the Non-423 Component and which entities shall be Designated Subsidiaries or Designated Affiliates, (iii) determine the terms and conditions of any purchase right to purchase Shares under the Plan, (iv) establish, amend, suspend or waive such rules and regulations and appoint such agents as it shall deem appropriate for the proper administration of the Plan, (v) amend an outstanding purchase right or grant a replacement purchase right for a purchase right previously granted under the Plan if, in the Administrator's discretion, it determines that (A) the tax consequences of such purchase right to the Company or the Participant differ from those consequences that were expected to occur on the date the purchase right was granted, or (B) clarifications or interpretations of, or changes to, tax law or regulations permit purchase rights to be granted that have more favorable tax consequences other than initially anticipated, and (vi) make any other determination and take any other action that the Administrator deems necessary or desirable for the administration of the Plan. Notwithstanding any provision to the contrary in this Plan, the Administrator may adopt rules or procedures relating to the operation and administration of the Plan to accommodate the specific requirements of local laws and procedures for jurisdictions outside of the United States. Without limiting the generality of the foregoing, the Administrator specifically is authorized to adopt rules, procedures and subplans, which, for purposes of the Non-423 Component, may be outside the scope of Section 423 of the Code, regarding, without limitation, eligibility to participate, the definition of Compensation, making and handling of Contributions to the Plan, establishment of bank or trust accounts to hold Contributions, payment of interest, conversion of local currency, obligations to pay payroll tax, withholding procedures and handling of Share issuances, which may vary according to local requirements. The Administrator may not delegate its authority to make adjustments pursuant to Section 15(a).
(b)Administrator Decisions. Unless otherwise expressly provided in the Plan, all designations, determinations, interpretations and other decisions under or with respect to the Plan or any purchase right to purchase Shares granted under the Plan shall be within the sole and plenary discretion of the Administrator, may be made at any time and shall be final, conclusive, and binding upon all persons, including the Company, any Designated Subsidiary or Designated Affiliate, any Participant or any Eligible Employee, as applicable.
(c)Indemnification. To the extent allowable pursuant to applicable law, each member of the Board, the Administrator or any employee of the Company, a Designated Subsidiary, or a Designated Affiliate (each such person, a “Covered Person”) shall be indemnified and held harmless by the Company from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by such Covered Person in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action or failure to act pursuant to the Plan and against and from any and all amounts paid by him or her in satisfaction of judgment in such action, suit, or proceeding against him or her; provided he or she gives the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such Covered Persons may be entitled pursuant to the Company's Certificate of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.
17.Death. Unless otherwise provided in an enrollment form or procedures established by the Administrator from time to time, in the event of the Participant's death, any accumulated Contributions not used to purchase Shares shall be paid to Participant's heirs or estate as soon as reasonably practicable following the Participant's death.
18.Transferability. Neither Contributions credited to a Participant's account nor any rights with regard to the purchase of Shares pursuant to a purchase right or to receive Shares under the Plan may be assigned, alienated, pledged, attached, sold or otherwise disposed of in any way (other than by will, the laws of descent and distribution or as provided in Section 17) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as an election to withdraw funds from an Offering Period in accordance with Section 10.
19.Use of Funds. All Contributions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such Contributions except as may be required by applicable local law, as determined by the Administrator, and if so required by the laws of a particular jurisdiction, shall apply to all Participants in the relevant Offering except to the extent otherwise permitted by U.S. Treasury Regulation Section 1.423-2(f). Until Shares are issued, Participants shall only have the rights of an unsecured creditor, although Participants in specified Offerings may have additional rights where required under local law, as determined by the Administrator.
20.Amendment and Termination.
(a)Subject to any applicable law or government regulation and to the rules of the NYSE or any successor exchange or quotation system on which the Shares may be listed or quoted, the Plan may be amended, modified, suspended or terminated by the Board or the Administrator without the approval of the stockholders of the Company. Except as provided in Section 15, no amendment may make any change in any purchase right theretofore granted which adversely affects the rights of any Participant without the consent of the affected Participant. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law, regulation or stock exchange rule), the Company shall obtain stockholder approval of any amendment in such a manner and to such a degree as required.
(b)Without stockholder approval and without regard to whether any Participant rights may be considered to have been “adversely affected,” the Administrator shall be entitled, inter alia, to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant to adjust for delays or mistakes in the Company's processing of properly completed enrollment forms, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Shares for each Participant properly correspond with amounts withheld from the Participant's Compensation, and establish such other limitations or procedures as the Administrator determines in its sole discretion advisable which are consistent with the Plan.
21.Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form and manner specified by the Administrator at the location, or by the person, designated by the Administrator for the receipt thereof.
22.Conditions Upon Issuance of Shares.
(a)Shares shall not be issued with respect to a purchase right unless the purchase of Shares pursuant to such purchase right and the issuance and delivery of such Shares pursuant thereto shall comply with all applicable provisions of law, U.S. and non-U.S. and state and local provisions, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance. Any Contributions shall be promptly refunded to the relevant Participant.
(b)As a condition to the purchase of Shares pursuant to a purchase right, the Company may require the person on whose behalf Shares are purchased to represent and warrant at the time of any such purchase that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the applicable provisions of law described in subsection (a) above.

23.Share Issuance. All Shares delivered under the Plan pursuant to the exercise of a purchase right to purchase Shares shall be subject to such stop-transfer orders and other restrictions as the Administrator may deem advisable under the Plan or the rules, regulations, and other requirements of the U.S. Securities and Exchange Commission, the NYSE or any other stock exchange or quotation system upon which such Shares or other securities are then listed or reported and any applicable Federal or state laws, and the Administrator may take whatever steps are necessary to effect such restrictions.
24.Term of Plan. This Plan was originally approved by the Board of Directors on February 23, 2011 and by the holders of a majority of the voting power of all outstanding shares of the Company on April 26, 2011. The Plan became effective on April 26, 2011. Unless sooner terminated by the Board or the Administrator in accordance with Section 20, the Plan shall terminate on the date on which all purchase rights are exercised in connection with a dissolution or liquidation pursuant to Section 15(b) or Change in Control pursuant to Section 15(c). No further purchase rights shall be granted or Shares purchased, and no further Contributions shall be collected under the Plan following such termination.
25.Stockholder Approval. The Plan will be subject to the approval by stockholders of the Company within twelve (12) months after the date the Plan is adopted by the Board. Such stockholder approval will be obtained in the manner and to the degree required under applicable law.
26.Code Section 409A; Tax Qualification. Purchase rights granted under the 423 Component are exempt from the application of Section 409A. Purchase rights granted under the Non-423 Component to U.S. taxpayers are intended to be exempt from the application of Section 409A of the Code under the short-term deferral exception and any ambiguities shall be construed and interpreted in accordance with such intent. Subject to Section 26(b), purchase rights granted to U.S. taxpayers under the Non-423 Component shall be subject to such terms and conditions that will permit such purchase rights to satisfy the requirements of the short-term deferral exception available under Section 409A of the Code, including the requirement that the Shares subject to a purchase right be delivered within the short-term deferral period. Subject to Section 26(b), in the case of a Participant who would otherwise be subject to Section 409A of the Code, to the extent the Administrator determines that a purchase right or the exercise, payment, settlement or deferral thereof is subject to Section 409A of the Code, the purchase right shall be granted, exercised, paid, settled or deferred in a manner that will comply with Section 409A of the Code, including Department of Treasury regulations and other interpretive guidance issued thereunder, including without limitation any such regulations or other guidance that may be issued after the Effective Date. Anything in the foregoing to the contrary notwithstanding, the Company shall have no liability to a Participant or any other party if the purchase right that is intended to be exempt from, or compliant with Section 409A of the Code is not so exempt or compliant or for any action taken by the Administrator with respect thereto.
(a)Although the Company may endeavor to (i) qualify a purchase right for favorable tax treatment under the laws of the United States or jurisdictions outside of the United States or (ii) avoid adverse tax treatment (e.g., under Section 409A of the Code), the Company makes no representation to that effect and expressly disavows any covenant to maintain favorable or avoid unfavorable tax treatment, notwithstanding anything to the contrary in this Plan, including Section 26(a). The Company shall be unconstrained in its corporate activities without regard to the potential negative tax impact on Participants under the Plan.
27.Severability. If any particular provision of this Plan is found to be invalid or otherwise unenforceable, such provision shall not affect the other provisions of the Plan, but the Plan shall be construed in all respects as if such invalid provision were omitted.
28.Governing Law. Except to the extent that provisions of this Plan are governed by applicable provisions of the Code or any other substantive provision of federal law, this Plan shall be construed in accordance with the laws of the State of California, U.S.A., without giving effect to the conflict of laws principles thereof.
29.Headings. Headings are given to the Sections and subsections of the Plan solely as a convenience to facilitate reference. Such headings shall not be deemed in any way material or relevant to the construction or interpretation of the Plan.